SECOND AMENDMENT TO THE
CUSTODY AGREEMENT

THIS SECOND AMENDMENT dated as of February 14, 2012, to the Custody Agreement, originally made and entered into as of October 23, 2009, as amended November 8, 2011 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Gerstein Fisher Funds (the "Funds") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the fees of the Agreement; and

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS                                                                                     U.S. BANK NATIONAL ASSOCIATION

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Senior Vice President

Amended Exhibit D to the Custody Agreement – Trust for Professional Managers

Gerstein Fisher Multi-Factor Growth Equity Fund DOMESTIC CUSTODY SERVICES FEE SCHEDULE at October, 2009
Annual Fee Based Upon Market Value Per Fund*
_____ basis point on average daily market value
Minimum annual fee per fund - $_____
Plus portfolio transaction fees

Portfolio Transaction Fees
$_____ per book entry DTC transaction/Federal Reserve transaction/U.S. Bank repo agreement transaction
$_____ per principal paydown
$_____ per short sale
$_____ per option/future contract written, exercised or expired
$_____ per mutual fund trade/Fed wire/margin variation Fed wire
$_____ per physical transaction
$_____ per segregated account per year

▪  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.\
▪  No charge for the initial conversion free receipt.
▪  Overdrafts – charged to the account at prime interest rate plus _____.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, and extraordinary expenses based upon complexity.

Fees are billed monthly; *Subject to annual CPI increase, Milwaukee MSA

Advisor’s signature below acknowledges approval of the domestic and global fee schedules on this Amended Exhibit D.

By:  Gerstein, Fisher & Associates, Inc.

Name:      /s/ Gregg S. Fisher

Title:         President                                                                           Date:          2/14/2012

Amended Exhibit D (continued) to the Custody Agreement – Trust for Professional Managers
Gerstein Fisher Multi-Factor International Growth Equity Fund DOMESTIC CUSTODY SERVICES FEE SCHEDULE at February 1, 2012

Annual Fee Based Upon Market Value Per Fund*
_____ basis point on average daily market value
Minimum annual fee per fund - $_____
Plus portfolio transaction fees

Portfolio Transaction Fees
$_____ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$_____ /U.S. Bank repo agreement transaction
$_____ /short sale
$_____ /option/future contract written, exercised or expired
$_____ /mutual fund trade/Fed wire/margin variation Fed wire
$_____ /physical transaction
$_____ /segregated account per year

▪  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪  No charge for the initial conversion free receipt.
▪  Overdrafts – charged to the account at prime interest rate plus _____.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the domestic and global fee schedules on this Amended Exhibit D.

By:  Gerstein, Fisher & Associates, Inc.

Name:      /s/ Gregg S. Fisher

Title:         President                                                                           Date:          2/14/2012

Amended Exhibit D (continued) to the Custody Agreement -  Trust for Professional Managers

GLOBAL SUB-CUSTODIAL SERVICES – Gerstein Fisher Funds ANNUAL FEE SCHEDULE at February 1, 2012
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	_____	$_____	Lebanon	All	_____	$_____
Australia	All	_____	$_____	Lithuania	All	_____	$_____
Austria	All	_____	$_____	Luxembourg	All	_____	$_____
Bahrain	All	_____	$_____	Malaysia	All	_____	$_____
Bangladesh	All	_____	$_____	Mali*	All	_____	$_____
Belgium	All	_____	$_____	Malta	All	_____	$_____
Benin*	All	_____	$_____	Mauritius	All	_____	$_____
Bermuda	All	_____	$_____	Mexico	All	_____	$_____
Botswana	All	_____	$_____	Morocco	All	_____	$_____
Brazil	All	_____	$_____	Namibia	All	_____	$_____
Bulgaria	All	_____	$_____	Netherlands	All	_____	$_____
Burkina Faso*	All	_____	$_____	New Zealand	All	_____	$_____
Canada	All	_____	$_____	Niger*	All	_____	$_____
Cayman Islands*	All	_____	$_____	Nigeria	All	_____	$_____
Channel Islands*	All	_____	$_____	Norway	All	_____	$_____
Chile	All	_____	$_____	Oman	All	_____	$_____
China“A” Shares	All	_____	$_____	Pakistan	All	_____	$_____
China“B” Shares	All	_____	$_____	Peru	All	_____	$_____
Columbia	All	_____	$_____	Philippines	All	_____	$_____
Costa Rica	All	_____	$_____	Poland	All	_____	$_____
Croatia	All	_____	$_____	Portugal	All	_____	$_____
Cyprus*	All	_____	$_____	Qatar	All	_____	$_____
Czech Republic	All	_____	$_____	Romania	All	_____	$_____
Denmark	All	_____	$_____	Russia	Equities/Bonds	_____	$_____
Ecuador	All	_____	$_____	Russia	MINFINs	_____	$_____
Egypt	All	_____	$_____	Senegal*	All	_____	$_____
Estonia	All	_____	$_____	Singapore	All	_____	$_____
Euromarkets(3)	All	_____	$_____	Slovak Republic	All	_____	$_____
Finland	All	_____	$_____	Slovenia	All	_____	$_____
France	All	_____	$_____	South Africa	All	_____	$_____
Germany	All	_____	$_____	South Korea	All	_____	$_____
Ghana	All	_____	$_____	Spain	All	_____	$_____
Greece	All	_____	$_____	Sri Lanka	All	_____	$_____
Guinea Bissau*	All	_____	$_____	Swaziland	All	_____	$_____
Hong Kong	All	_____	$_____	Sweden	All	_____	$_____
Hungary	All	_____	$_____	Switzerland	All	_____	$_____
Iceland	All	_____	$_____	Taiwan	All	_____	$_____
India	All	_____	$_____	Thailand	All	_____	$_____
Indonesia	All	_____	$_____	Togo*	All	_____	$_____
Ireland	All	_____	$_____	Trinidad & Tobago*	All	_____	$_____
Israel	All	_____	$_____	Tunisia	All	_____	$_____
Italy	All	_____	$_____	Turkey	All	_____	$_____
Ivory Coast	All	_____	$_____	UAE	All	_____	$_____
Jamaica*	All	_____	$_____	United Kingdom	All	_____	$_____
Japan	All	_____	$_____	Ukraine	All	_____	$_____
Jordan	All	_____	$_____	Uruguay	All	_____	$_____
Kazakhstan	All	_____	$_____	Venezuela	All	_____	$_____
Kenya	All	_____	$_____	Vietnam*	All	_____	$_____
Latvia	Equities	_____	$_____	Zambia	All	_____	$_____
Latvia	Bonds	_____	$_____
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Annual Base Fee - $_____ per account (fund) will apply.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $_____.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $_____ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.